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                                                                     EXHIBIT (5)

[GOULD & WILKIE LLP LETTERHEAD]

                                                   October 7, 1999



DualStar Technologies Corporation
11-30 47th Avenue
Long Island City, New York 11101

Dear Sirs:

     Reference is made to a Registration Statement on Form S-8 (the "Registration Statement") filed on October 7, 1999 by DualStar Technologies Corporation (the "Company") with the Securities and Exchange Commission for the proposed offering of an aggregate of 1,300,000 shares (the "Shares") of Common Stock ("Common Stock"), par value $.01 per share, reserved for issuance pursuant to the terms of the Company's 1994 Stock Option Plan, as amended (the "Plan").

     We have examined the Restated Certificate of Incorporation and By-Laws of the Company and the Plan and have examined and relied upon the originals or copies certified to our satisfaction of such records of meetings of directors and stockholders of the Company and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     On the basis of the foregoing, we advise you that, in our opinion, the Shares issuable pursuant to the Plan have been duly and validly authorized for issuance by the Company and, upon issuance thereof and the payment therefor, will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Gould & Wilkie LLP
                                          ---------------------------
                                          Gould & Wilkie LLP